UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.
On April 1, 2024, Mitek Systems, Inc. (the “Company”) received a decision from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company filing its Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 ("Q1 Form 10-Q"), on or before April 15, 2024, which will bring the Company into compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), and certain other conditions.
As previously disclosed, the Company received a delisting determination (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff initiated a process to delist the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rule, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), due to the Company's failure to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Form 10-K”). The Company subsequently did not timely file the Q1 Form 10-Q because the Q1 Form 10-Q could not be prepared until the Form 10-K was filed.
The Company attended the previously announced and scheduled March 19, 2024 hearing before the Panel and requested the continued listing of its securities on the Nasdaq Capital Market pending its return to compliance with the Listing Rule.
The Company filed its Form 10-K on March 19, 2024, and intends to file the Q1 Form 10-Q as promptly as possible in order to regain compliance with the Listing Rule.
Notwithstanding the foregoing, there can be no assurance that the Company will be able to meet this deadline or ultimately regain compliance with all applicable requirements for continued listing.
Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's listing status and the Company’s filing of the Q1 Form 10-Q constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.
Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC on March 19, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
On April 3, 2024, the Company issued a press release announcing its receipt of the decision from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company filing its Q1 Form 10-Q on or before April 15, 2024, and certain other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on April 3, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

April 3, 2024	By:	/s/ David Lyle
David Lyle
Chief Financial Officer